Exhibit 10.1

NUBURU, INC.

Board Compensation Program

(Other than for the Co-Chief Executive Officers)

Effective as of October 1, 2025

All grants of awards to Directors of Nuburu, Inc. (the “Company”) under this Board Compensation Program (the “Policy”) will be nondiscretionary and automatic, to the fullest extent permitted by law. Terms not defined herein shall have the meaning ascribed to them in the Company’s 2022 Equity Incentive Plan (as amended, the “Plan”).

Annual Cash Retainer for Directors (other than the Co-CEOs)

Each Director shall receive a $50,000 annual cash retainer, payable quarterly in arrears, within 30 days from the end of each quarter (the “Cash Retainer”), prorated for any portion of a quarter that the Director is not serving on the Board.

Starting in 2026, Directors may elect to receive the Cash Retainer in the form of non-qualified stock options to be granted under the Plan by completing an irrevocable written election form delivered to the Company at any time (other than during a blackout period) prior to December 15, 2025 at which time such Director is not in possession of any material nonpublic information, as follows:

• Grant Date: First trading day of 2026.

• Exercise Price: Closing price of the Common Stock on the Grant Date.

• Number of Options to be Granted: Number of options to be granted shall equal a value of $100,000 (option exercise price x number of shares), rounded down to the nearest whole share.

• Vesting: 25%, commencing on each of January 1, April 1, July 1, and October 1. Vesting is subject to continued service through the applicable vesting date.

• Accelerated Vesting: Options shall accelerate in full upon death, termination of service due to the Director’s Disability, or Change in Control, subject to continued service at the time of occurrence of such event.

• Post-Termination Exercise Period: All options fully vested on the date of a Director’s termination of service on the Board (the “Termination Date”) shall be exercisable for a period of three years after the Termination Date.

• Term: Maximum of 10 years.

Annual Equity Compensation for Directors (other than the Co-CEOs) (“Annual Award”)

Each Director shall receive an annual grant of 50,000 non-qualified stock options (the “Annual Option Grant”) pursuant to the Plan, with the following terms:

• Grant Date: On the next trading day following the Company’s annual meeting of stockholders (“Annual Meeting”). For 2025, the Annual Option Grant will be granted on October 1, 2025.

• Exercise Price: Average weighted price (WPL) of the Common Stock over the five trading days immediately preceding the Grant Date. (The Grant Date is October 1, 2025 for the 2025 Annual Option Grant and the next trading day following the Annual Meeting for future annual awards).

• Vesting: Monthly, on the first day of each month, over 12 months, with any remaining unvested accelerating if the next Annual Meeting is less than 12 months after the last one. The vesting schedule for the 2025 Annual Option Grant shall be treated as though the awards were granted at the Annual Meeting held on July 9, 2025. Future Annual Option Grants will commence the 12-monthly installment vesting on the date of grant. Vesting is subject to continued service through the applicable vesting date.

• Mid-Year Grants: If a new Director joins the Board mid-year (between Annual Meetings), then the Company shall grant a prorated annual equity award (a “Mid-Year Grant”) for the number of full months through the one-year anniversary of the previous Annual Meeting and which shall all be fully vested by the date of the next Annual Meeting and which shall be granted on the last trading day of the month that the new Director joins the Board.

• Accelerated Vesting: Options shall accelerate in full upon death, termination of service due to the Director’s Disability, or Change in Control, subject to continued service at the time of occurrence of such event.

• Post-Termination Exercise Period: All options fully vested on the Termination Date shall be exercisable for a period of three years after the Termination Date.

• Term: Maximum of 10 years.

Committee Service Compensation (“Committee Service Awards”) for Directors (other than the Co-CEOs)

Additional compensation to recognize Board Chair, Committee Chairs and service on Board committees is as follows:

• Board Chair (if other than a Co-CEO): 80,000 non-qualified stock options shall be granted annually pursuant to the Plan. This is for the period beginning the day following an Annual Meeting until the day of the next Annual Meeting.

• Chairs of Compensation Committee and Nominating and Corporate Governance Committee: 40,000 non-qualified stock options shall be granted annually pursuant to the Plan. This is for the period beginning the day following an Annual Meeting until the day of the next Annual Meeting.

• Audit Committee Chair: A $50,000 additional cash retainer shall be paid to the Audit Committee Chair, payable quarterly in arrears, within 30 days from the end of each quarter, prorated for any portion of a quarter that the Director is not serving as the Audit Committee Chair. This is for the period beginning the day following an Annual Meeting until the day of the next Annual Meeting.

• Committee Members: 10,000 non-qualified stock options shall be granted annually pursuant to the Plan (the “Committee Membership Grant”). This is for the period beginning the day following an Annual Meeting until the day of the next Annual Meeting.

• Member Fees: A Committee Chair is not eligible to receive Committee Membership Grants for the committee for which he or she acts as Committee Chair.

• Grant Date: On the next trading day following the Annual Meeting. For 2025, current Directors shall receive Committee Service Awards to be granted on October 1, 2025.

• Exercise Price: Closing price of the Common Stock on the Grant Date.

• Vesting: Monthly, commencing on the first day of each month, over 12 months, with any remaining unvested accelerating if the next Annual Meeting is less than 12 months after the last one. The vesting schedule for 2025 Committee Service Awards shall be treated as though the awards were granted at the Annual Meeting held on July 9, 2025. Vesting is subject to continued service on the applicable committee or as chair of the committee, as applicable, through the applicable vesting date.

• Mid-Year Grants: If a new Director joins a Board committee or becomes a Committee Chair mid-year (between Annual Meetings), then the Company shall grant a prorated Committee Membership Grant or Committee Chair grant, as applicable, for the number of full months through the one-year anniversary of the previous Annual Meeting and which shall all be fully vested by the date of the next Annual Meeting and which shall be granted on the last trading day of the month that the new Director joins the Board committee or becomes a Committee Chair, as applicable.

• Accelerated Vesting: Options shall accelerate in full upon death, termination of service due to the Director’s Disability, or Change in Control, subject to continued service at the time of occurrence of such event.

• Post-Termination Exercise Period: All options fully vested on the Termination Date shall be exercisable for a period of three years after the Termination Date.

• Term: Maximum of 10 years.

Inducement Equity Grant for Directors (other than the Co-CEOs)

New Directors (starting on or after October 1, 2025) will be granted a one-time inducement option grant of non-qualified stock options for 1x the Annual Award upon joining the Board (the “Inducement Award”), in addition to the Mid-Year Grant described under “Annual Awards” above.

• Grant Date for New Directors: First day of the month following the month the new Director joins the Board.

• Exercise Price: Closing price of the Common Stock on the Grant Date (or if no closing sales price was reported on that date, then on the last trading day such closing sales price was reported).

• Vesting: Monthly, commencing on the first day of each month, over 24 months. Vesting is subject to continued service through the applicable vesting date.

• Accelerated Vesting: Options shall accelerate in full upon death, termination of service due to the Director’s Disability, or Change in Control, subject to continued service at the time of occurrence of such event.

• Post-Termination Exercise Period: All options fully vested on the Termination Date shall be exercisable for a period of three years after the Termination Date.

• Term: Maximum of 10 years.

Annual Compensation Limit

No Outside Director, which is a Director who is not an Employee, may be granted, in any fiscal year, equity awards, the value of which will be based on their grant date fair value determined in accordance with U.S. GAAP, and be provided any other compensation (including without limitation any cash retainers or fees) in amounts that, in the aggregate, exceed $750,000, provided that such amount is increased to $1,000,000 in the fiscal year of his or her initial service as an Outside Director. (This excludes awards or other compensation provided to an individual for his or her services as a Consultant other than as an Outside Director.)

Additional Provisions

The awards granted under this Policy shall be granted and subject to such terms and conditions as are set forth in the Plan and the Company’s applicable standard form of award agreements under the Plan previously approved by the Board for use under the Plan, but with such updates to the applicable agreement as appropriate to reflect the terms approved in this Policy.

Revisions

The Board may amend, alter, suspend or terminate this Policy at any time and for any reason. No amendment, alteration, suspension or termination of this Policy will materially impair the rights of an Outside Director with respect to compensation that already has been paid or awarded, unless otherwise mutually agreed between the Outside Director and the Company. Termination of this Policy will not affect the ability of the Board or the Compensation Committee of the Board to exercise the powers granted to it under the Plan with respect to awards granted under the Plan pursuant to this Policy prior to the date of such termination.